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                                   EXHIBIT A



                      LOAN AGREEMENT DATED AUGUST 15, 1996

                                    BETWEEN

                          HUNTER'S GLEN/FORD, LTD. AND

                           NATIONSBANK OF TEXAS, N.A.
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NATIONSBANK                                               LOAN AGREEMENT
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                            DATE:  AUGUST 15, 1996

                                    Between

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Borrower:                                         Bank:

Hunter's Glen/Ford, Ltd.  and                     NationsBank of Texas, N.A.
200 Crescent Court                                901 Main Street
Suite 1350                                        19th Floor
Dallas, Texas 75201                               Dallas, Texas 75202
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This Loan Agreement ("Agreement") is made on the above date between Borrower and
Bank.

1. THE LOAN.

   A. Bank agrees to lend and Borrower agrees to borrow an amount not to exceed the sum of Ten Million and No/100 Dollars ($10,000,000.00) (the "Loan") on the terms and conditions set forth herein. The Loan will be evidenced by a Promissory Note in the form attached hereto as Exhibit A, or any renewal thereof, with interest and principal payable as stated therein (the "Note").

   B. The Loan provides for a revolving line of credit under which Borrower may from time to time borrow, repay and reborrow funds. The Loan shall mature on August 14, 1997 unless sooner accelerated in accordance with the terms hereof.

2. COLLATERAL. The Loan is to be secured by a pledge of certain securities pursuant to a Pledge Agreement (the "Pledge Agreement") of even date herewith between Borrower and Bank, and by an Assignment of Rights also of even date herewith between Borrower and Bank (the "Assignment of Rights").

3. REPRESENTATIONS AND WARRANTIES.

   Borrower represents and warrants to Bank as follows:

   A. GOOD STANDING. Borrower is a limited partnership duly organized and validly existing under the laws of the State of Texas and has the power to own its property and to carry on its business in each jurisdiction in which it owns properties or conducts business.

   B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Note and the other Loan Documents (as defined herein) to which it is or may be a party and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary partnership action. No unobtained consent or approval of partners or any public authority is required as a condition to the validity of this Agreement, the Note or the other Loan Documents or the performance hereunder, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.


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  C. BINDING AGREEMENT.  This Agreement, the Note and the other Loan Documents to which Borrower is a party constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

  D. FINANCIAL STATEMENTS. The books and records of Borrower properly reflect Borrower's financial condition, and there has been no material change in Borrower's financial condition as represented in its financial statements dated March 31, 1996 delivered to Bank.

  E. LITIGATION. There are no proceedings pending or, to the best knowledge of Borrower, threatened before any court or administrative agency that will or may have a material adverse effect on the financial condition or operations of Borrower or that seek to enjoin or delay the purchase described in
     Section 3.H below.

  F. NO CONFLICTING AGREEMENTS. There are no provisions of Borrower's agreement of limited partnership and no provisions of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property or business, that would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement, the Note and the other Loan Documents.

  G. TAXES. All income taxes and other taxes due and payable by Borrower through the date of this Agreement have been paid prior to becoming delinquent.

  H. USE OF PROCEEDS. The proceeds of the Loan will be used by Borrower to (i) partially finance its purchase of 8,102,439 shares of common stock of Liberte Investors Inc., a Delaware corporation, pursuant to that certain Stock Purchase Agreement dated January 16, 1996 between Borrower and Liberte Investors Inc. (as amended most recently by that certain Second Amendment to the Stock Purchase Agreement dated as of March 28, 1996, the "Stock Purchase Agreement") and (ii) invest in such other securities, and make such other investments, as Borrower deems reasonable and prudent. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System; provided, however, that proceeds of the Loan may also be used for the purpose of investing in other parties for the purpose of purchasing or carrying any such "margin stock," or for the purpose of reducing or retiring any indebtedness incurred for such purpose. Neither Borrower, nor any person acting on behalf of Borrower, has taken or will take any action that might cause the Note or this Agreement to violate Regulations G, T or U or any other regulation of the Board of Governors of the Federal Reserve System or violate the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

  I. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed made at and as of the date hereof, and at and as of the date of any future advance under the Note.

4.  CLOSING CONDITIONS

  A. CONDITIONS TO INITIAL ADVANCE. The obligation of Bank to execute this Agreement and to make the initial advance hereunder shall be subject to the satisfaction of the following conditions precedent:

     1) LOAN DOCUMENTS. Each of this Agreement, the Note, the Pledge Agreement, and such other ancillary documents and instruments in furtherance of the transactions contemplated herein as requested by Bank in connection with the Loan (the "Loan Documents") shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to Bank.

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     2) PARTNERSHIP ACTION.  All partnership action necessary for the valid execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party shall have been duly and effectively taken, and evidence thereof satisfactory to Bank shall have been provided to Bank.

     3) VALIDITY OF LIENS. Each of the Pledge Agreement and the Assignment of Rights shall be effective to create in favor of Bank a legal, valid and enforceable first priority security interest in and lien upon the collateral described therein. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of Bank to protect and preserve such security interests shall have been duly effected.

     4) OPINION OF COUNSEL. Bank shall have received a favorable opinion from Borrower's legal counsel in form and substance satisfactory to Bank and its counsel regarding such matters as Bank may request.

     5) STOCK PURCHASE AGREEMENT. The closing contemplated by the Stock Purchase Agreement shall have been consummated in accordance with the terms thereof (and without the waiver of any such terms, except such waivers as would not materially adversely affect Borrower's or Bank's rights thereunder).

     6) CORPORATE GENERAL PARTNER. Bank shall have received recent financial statements of Ford Diamond Corporation (including a balance sheet, income statement and disclosure of contingent liabilities) and the information and other matters disclosed thereon shall be in form and substance satisfactory to Bank and its counsel.

  B. CONDITIONS TO ALL BORROWINGS. The obligation of Bank to make any future advance under the Note shall be subject to the satisfaction of the following conditions precedent:

     1) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower contained herein and in any other Loan Documents shall be true and correct as of the date of which they were made and shall also be true and correct at and as of the time of the advance with the same effect as if made at and as of that time (except to the extent such representations and warranties expressly relate to an earlier date) and Bank shall have received a certificate of Borrower signed by a general partner to such effect.

     2) NO EVENT OF DEFAULT. No Event of Default (as defined in the Note) shall have occurred and be continuing and Bank shall have received a certificate of Borrower signed by a general partner to such effect.

     3) NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of Bank would make it illegal for Bank to make such advance.

     4) PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated hereby and the other Loan Documents shall be satisfactory in form and substance to Bank and Bank shall have received all information and documents as Bank may reasonably request.

5. AFFIRMATIVE COVENANTS. So long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of Borrower hereunder, Borrower will:

   A. FINANCIAL STATEMENTS. Maintain a system of accounting satisfactory to Bank and in accordance with generally accepted accounting principles consistently applied ("GAAP"), and, with reasonable prior notice, permit Bank's officers or authorized representatives to visit Borrower's offices and inspect

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     Borrower's books of account and other records and make photocopies thereof at such reasonable times and as often as Bank may desire, and will pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Borrower agrees to provide Bank with the following statements and reports:

     1) Within ninety (90) days after the end of each June 30 and December 31, a balance sheet of Borrower as of such June 30 or December 31, as applicable, and an income statement and a statement of cash flows of Borrower, each for the six months ended such June 30 or December 31, as applicable, all of which shall be in reasonable detail, complete and correct in all material respects, and prepared in accordance with GAAP.

     2) Within ninety (90) days after the end of each fiscal year, audited financial statements of Borrower and Ford Diamond Corporation, each as of the end of such fiscal year and for the fiscal year then ended, all of which shall be in reasonable detail, complete and correct in all material respects, and prepared in accordance with GAAP (provided, that if despite Borrower's reasonable diligence in preparing such financial statements it is impractical for Borrower to provide Bank with the same within such ninety (90) day period, then no Event of Default shall result if Borrower instead provides Bank with such statements as soon as practical and in any event within one hundred twenty (120) days after the end of such fiscal year).

     3) Within thirty (30) days after each June 30 and December 31, and such other times as Bank may reasonably request, executed certificates in form and substance satisfactory to Bank (a) evidencing Borrower's compliance with Sections 6.C and 6.D of this Agreement and (b) regarding Borrower's receipt of cash dividends from First Nationwide Holdings, Inc., in each case as of such date and for applicable periods then ended.

  B. EXISTENCE AND COMPLIANCE. Maintain its partnership existence and comply with all laws, regulations and governmental requirements applicable to it or to any of its property, business and transactions.

  C. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of any condition, event or act that comes to its attention which would or might materially affect Borrower's financial condition, Bank's rights in or to any collateral under this Agreement or the other Loan Documents, and of any litigation filed against Borrower in which the potential loss reasonably could be anticipated to exceed $250,000.

  D. TAXES. Pay all taxes as the same become due and payable unless timely extensions have been filed or the same are being contested in good faith by appropriate proceedings and adequate reserves are maintained therefor.

  E. FORM U-1. If required by Bank, promptly furnish to Bank a statement that conforms with the requirements of Federal Reserve Form U-1 as referred to in Regulation U or in any other relevant Federal Reserve Form or Regulation provided for from time to time by the Board of Governors of the Federal Reserve System.

6. NEGATIVE COVENANTS. So long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of Borrower hereunder, Borrower will not, without the prior written consent of
   Bank:

  A. TRANSFER OF ASSETS OR CONTROL. Permit any transfer of control or ownership of Borrower or of Borrower's general partners.

  B. CHANGE IN GENERAL PARTNER. Permit a change of any general partner of Borrower.


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  C. DEBT.  Permit Borrower's Debt to ever exceed $2,500,000.00, exclusive of
     (i) amounts due under the Note and (ii) amounts due by Borrower to Gerald
     J. Ford, or entities directly or indirectly controlled by him, in respect of advances or loans to Borrower. For purposes of the foregoing sentence, Debt means, whether or not contingent, (a) debt for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities) or that is evidenced by a note, bond, debenture or similar instrument, (b) capitalized lease obligations, (c) obligations in respect of letters of credit or bankers' acceptances, (d) liabilities secured by any lien on any property owned by the debtor even if the debtor has not assumed or otherwise become liable for the payment thereof, to the extent of the value of the property subject to such lien, (e) any guaranty of any lease obligation, and (f) to the extent not otherwise included, any guaranty of any debt, obligation or liability described in clauses (a) through (e) above.

  D. MINIMUM BOOK VALUE. Permit the net worth of Borrower, as determined in accordance with GAAP, to ever be less than $100,000,000.00.

  E. NEGATIVE PLEDGE, ETC. Directly or indirectly transfer or otherwise dispose of any shares of First Nationwide Holdings, Inc. presently owned by Borrower, or create, or permit or suffer to exist any lien, encumbrance, charge or security interest of any kind on such shares (other than as created by this Section 6.E). For purposes of the foregoing sentence, "presently owned" includes any additional shares received in connection with a stock split, stock dividend, recapitalization or reclassification of capital stock, in each case in which shares owned as of the date hereof are the basis or consideration for such additional shares.

  F. SUBORDINATION. During the occurrence and continuance of an Event of Default (as defined in the Note), make any payments, of principal, interest or otherwise, in respect of obligations to Gerald J. Ford or entities affiliated with him, all of which obligations shall then be subordinate in right of payment as provided in that certain Subordination Agreement (Effective During Default) dated of even date herewith between Bank and Gerald J. Ford.

7. ACCOUNTS OR DEPOSITS OF GERALD J. FORD. Notwithstanding any provision herein or in any of the other Loan Documents to the contrary, Bank shall not attempt to set off, capture, or restrict the use of any of the accounts or deposits of Gerald J. Ford with Bank to discharge any of the obligations arising under the Loan Documents unless Bank has first received a judgment against Mr. Ford evidencing his obligation to pay such obligations, and then only as permitted by applicable law.

8. MISCELLANEOUS.

  A. EXPENSES. Borrower agrees to pay all reasonable out-of-pocket expenses of Bank in connection with this Agreement, the Note and the other Loan Documents and the collection of the Note including, without limitation, reasonable attorneys' fees, and expenses relating to the administration, enforcement and realization upon any collateral or guaranty.

  B. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative of and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Any of the foregoing covenants and agreements may be waived by Bank but only in writing signed by a Vice President or higher level officer of Bank.

     No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or further notice or demand in similar or other circumstances. No delay or omission by Bank in exercising any power or right hereunder shall impair any such right or power or be construed as a

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     waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

  C. MAXIMUM INTEREST. Notwithstanding any other provision contained in this Agreement, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Borrower agrees that during the full term hereof, the maximum lawful interest rate for the obligations hereunder as determined under Texas law shall be the indicated rate ceiling as specified in Article 5069-1.04 of V.A.T.S. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined, then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

  D. NOTICE. Except as otherwise provided in this Agreement, any notices or communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) the day it is personally delivered, if sent by hand or expedited delivery service, or (ii) five days after it is mailed, if sent by certified or registered mail.

  E. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas (without regard to its conflicts of law provisions).

  F. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by a Vice President or higher level officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns.

  G. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     1) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.


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     2)  RESERVATION OF RIGHTS.  NOTHING IN THIS ARBITRATION PROVISION SHALL BE
        DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

  H. NOTICE OF FINAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HUNTER'S GLEN/FORD, LTD.          NATIONSBANK OF TEXAS, N.A.



By: /s/ Gerald J. Ford              By: /s/ Michele Huff
    -------------------------           ---------------------------
    GERALD J. FORD                      Michele Huff
    General Partner                     Vice President, Private Client Group



By:  FORD DIAMOND CORPORATION
     General Partner


  By: /s/ Gerald J. Ford
      ------------------------
      Gerald J. Ford
      President
      ---------

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